Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Completes Merger with Donegal Financial Services Corporation

WARREN, PA, March 8, 2019 /PRNewswire/ -- Northwest Bancshares, Inc. (NASDAQ: NWBI), the holding company for Northwest Bank, announced today that it has successfully completed its merger with Donegal Financial Services Corporation (“DFSC”), (privately-owned) the holding company for Union Community Bank (“UCB”).
Ronald J. Seiffert, Chairman, President and Chief Executive Officer of Northwest Bancshares, Inc., commented, “We are pleased to announce the completion of our merger with Donegal Financial Services Corporation and Union Community Bank. The management teams and employees of Northwest, DFSC and UCB have worked tirelessly over the last several months to prepare for the integration of our companies. We believe that this transaction will help deliver value through increased operating scale in one of the most rapidly growing counties in our footprint. The combined strength of our institutions will allow us to better serve customers across all of our markets with a wide range of financial products and services, while maintaining the personal service they expect from their community bank.”
Under the terms of the merger agreement, the two shareholders, Donegal Mutual Insurance Company and Donegal Group Inc., received payment in the form of 50% cash and 50% stock, or a total of $42.5 million and 2,462,373 shares of NWBI common stock.
The completion of the merger has resulted in a bank with approximately $10.1 billion in total assets, providing banking services through 182 locations and 205 ATMs in three states. The transaction has expanded Northwest’s franchise by 12 offices in Lancaster County in eastern Pennsylvania.
Ambassador Financial Group, Inc. served as financial advisor and Luse Gorman, PC served as legal counsel to Northwest in this transaction.
Keefe, Bruyette, & Woods, Inc. served as financial adviser and Duane Morris, LLP served as legal counsel to the two shareholders of DFSC.

About Northwest Bancshares, Inc.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank.  Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest now operates 172 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York, and Ohio.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (1) the benefits of the merger between Northwest and DFSC, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (2) Northwest’s objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (3) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Northwest and DFSC may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; credit and interest rate risks associated with Northwest’s and DFSC’s respective businesses; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Northwest’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Northwest or DFSC or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Northwest does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.
Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.